                                                                  Exhibit 10.20

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE made this 21st day of February, 1990, between the EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (hereinafter referred to as "Landlord") and RIVENDELL OF AMERICA, INC. (hereinafter referred to as "Tenant").

                              W I T N E S S E T H :

         WHEREAS, Landlord and Tenant have heretofore entered into a Lease Agreement, September 26, 1989, for space on the 5th Floor of the 3401 West End Building in Nashville, Tennessee; and

         WHEREAS, Tenant now desires to lease an additional 1,883 rentable square feet on the Fifth (5th) Floor, as stipulated in the Rider to Lease.

         NOW THEREFORE, effective and commencing February 1, 1990, Landlord and Tenant hereby agree to amend the Lease as follows:

                  A. Article I., Lessee, Line 5. Delete "approximately 11,591 rentable square feet" and insert in lieu thereof "approximately 13,474 rentable square feet".

                  B. Rider to Lease, Base Rent. At the end of this Section, add the following language:

                  "For the 1,883 rentable square feet demised under the First Amendment to Lease, Tenant shall pay to Landlord Base Rent in accordance with the following schedule:

                  Years                      Annual                 Monthly
                  -----                      ------                 -------
         February 1, 1990 through          $17,135.30             $1,427.94
            October 31, 1990

         November 1, 1990 through          $28,433.30             $2,369.44
            October 31, 1991



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
         November 1, 1991 through          $32,199.30             $2,683.28
            October 31, 1992

         November 1, 1992 through          $34,082.30             $2,840.19
            October 31, 1993

         November 1, 1993 through          $34,082.30             $2,840.19
            October 31, 1994

         The base rent specified above shall be paid in accordance with the provisions of Article II of this Lease.

         Landlord shall abate the monthly installments of Base Rent for the premises demised under the First Amendment to Lease from February 1, 1990 through July 31, 1990."

         Within the premises demised under this First Amendment to Lease, Landlord shall furnish and install the improvements shown on Tenant's plans and specifications, provided however, that Landlord's total cost for such improvements shall not exceed $13,181.00.

         This Amendment is subject to Landlord's receipt and execution of a cancellation agreement with the tenant currently occupying said space.

         Except as above amended, all the terms and conditions of the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the day and year first above written.

Witnesses:                             THE EQUITABLE LIFE ASSURANCE SOCIETY
                                       OF THE UNITED STATES
                                       (Landlord)

By _______________________________     By _____________________________________

Witnesses:                             RIVENDELL OF AMERICA, INC.
                                       (Tenant)

By _______________________________     By _____________________________________